Exhibit 5.1

ELLIS FUNK, P.C.

Robert N. Berg	Attorneys At Law	Of Counsel:
Robert N. Dokson	One Securities Centre	Donald J. Ellis (GA & VA)
Robert B. Goldberg (GA & SC)	Suite 400	Jane R. Leitz
Amy L. Kaye	3490 Piedmont Road, N.E.	Kelly E. Malone
Albert L. Labovitz (GA & AL)	Atlanta, Georgia 30305	Stuart M. Neiman
M. Barry Leitz	404-233-2800
Alyson F. Lembeck (GA & FL)	Facsimile 404-574-6276	Special Counsel:
Kenneth G. Menendez	www.ellisfunk.com	Paul R. DiBella
David I. Funk (1947 - 2011)		E-mail: rgoldberg@ellisfunk.com

September 13, 2016
Allegiant Travel Company
Allegiant Air, LLC
Allegiant Vacations, LLC
AFH, Inc.
Allegiant Information Systems, Inc.
Sunrise Asset Management, LLC
G4 Properties LLC
MR Brightside LLC
Teesnap, LLC
1201 N. Town Center Drive
Las Vegas, Nevada 89144

RE:	Allegiant Travel Company - Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

As legal counsel to Allegiant Travel Company, a Nevada corporation (the "Company"), and Allegiant Air, LLC, a Nevada limited liability company, Allegiant Vacations, LLC, a Nevada limited liability company, AFH, Inc., a Nevada corporation, Allegiant Information Systems, Inc., a Nevada corporation, Sunrise Asset Management, LLC, a Nevada limited liability company, G4 Properties LLC, a Nevada limited liability company, MR Brightside LLC, a Nevada limited liability company and Teesnap, LLC, a Nevada limited liability company (collectively, the "Additional Registrants"), we have assisted in the preparation of the Company's Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement"), being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to one or more series of debt securities of the Company (collectively, the "Debt Securities") and guarantees (the "Guarantees") from the Additional Registrants (the "Guarantors"). The Debt Securities and Guarantees are hereinafter referred to collectively as the "Securities."

The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the prospectus , and pursuant to Rule 415 under the Act.

The Securities will be issued pursuant to the base indenture previously filed with the Commission and any supplemental indenture to be entered into between the Company and the Trustee to be named therein (collectively, the “Indenture”).

The facts, as we understand them, are set forth in the Registration Statement.

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.	The Articles of Incorporation of the Company and the corporate Guarantors, as amended to date;

B.    The Bylaws of the Company and the corporate Guarantors, as amended to date;

C.	The Articles of Organization and Operating Agreements of the non-corporate Guarantors, as amended to date;

D.    The Registration Statement;

E.    The form of Indenture; and

F.
The resolutions of the Board of Directors of the Company and the respective governing body of each of the Guarantors relating to the approval of the filing of the Registration Statement and transactions in connection therewith.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of originals or such latter documents. We have also assumed that at the time of execution, authentication, issuance, and delivery of the Securities, the Indenture will be the valid and legally binding obligation of the Trustee.

As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records, and instruments.

The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based on and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement's effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement, instrument or document with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (vi) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, (vii) the terms of such Securities will have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (viii) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement. We advise you that in our opinion:

1.    Debt Securities.    Assuming that the issuance and terms of any Debt Securities and the terms of any offering thereof by the Company have been duly authorized, when (i) the Indenture and the supplemental indenture relating to the Debt Securities have been duly and validly authorized, executed and delivered by all parties thereto substantially in the form filed as an exhibit to the Registration Statement or incorporated by reference therein, (ii) the terms of the Debt Securities to be issued under the applicable indenture and of their issuance and sale have been duly established in conformity with such indenture and (iii) the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold in accordance with any underwriting agreement or purchase agreement or as otherwise contemplated in the Registration Statement and any prospectus supplement relating thereto, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.    Guarantees.    Assuming the issuance and terms of any Guarantees and the terms of any offering thereof by the Company have been duly authorized, when (i) the Indenture and the supplemental indenture relating to the Debt

Securities and the Guarantees has been duly and validly authorized by the applicable Guarantor, executed and delivered by all parties thereto substantially in the form filed as an exhibit to the Registration Statement or incorporated by reference therein, (ii) the terms of the Guarantees to be issued under the Indenture and the applicable supplemental indenture and their issuance have been duly established in conformity with the related indentures and (iii) the Guarantees have been duly executed in accordance with the indenture and issued and sold in accordance with any underwriting agreement or purchase agreement or as otherwise contemplated in the Registration Statement and the prospectus supplement relating thereto, such Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against them in accordance with their terms.

The opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally; (ii) the effects of general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether enforcement is considered in a proceeding in equity or law; (iii) the discretion of the court before which any proceeding for enforcement may be brought; and (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Our opinion is based on the laws of the State of Nevada and, to the extent the Securities consist of indentures, debt securities, guarantees or other instruments or agreements governed by New York law, the laws of the State of New York.

We hereby expressly consent to (i) any reference to our firm in the Registration Statement, in any registration statement filed pursuant to Rule 462(b) under the Act for this same offering, and in any prospectus supplement filed pursuant to Rule 424 under the Act for this same offering; (ii) the inclusion of this opinion as an exhibit to the Registration Statement and the incorporation by reference into any such additional registration statement; and (iii) the filing of this opinion with any other appropriate governmental agency.

Very truly yours,

/s/ Ellis Funk, P.C.